Exhibit 4.5

AMENDED AND RESTATED
RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of August 23, 2017 by and among Cloudminds Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), the investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”) and The 2000 Huang Family Limited Partnership (the “Founder”).

RECITALS

A.                                    Certain Investors and the Company entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of December 30, 2016 (the “Prior Agreement”).

B.                                    Certain Investors and the Company are parties to that certain Series A+ Preference Shares Purchase Agreement dated as of June 30, 2017 (the “Series A+ Purchase Agreement”) relating to the issue and sale of Series A+ Preference Shares of a par value of US$0.0001 each in the Company (the “Series A+ Preference Shares,” and together with the Series Seed Preference Shares, Series Seed-1 Preference Shares and Series A Preference Shares of a par value of US$0.0001 each in the Company, the “Preference Shares”).  The Company may sell and issue additional Preference Shares (the “Additional Series A+ Shares”) to certain Investors and other investors (the “Additional Series A+ Investors”) pursuant to the Series A+ Purchase Agreement.

C.                                    Certain investors (each a “Warrant Holder”) and the Company are parties to certain Warrants dated prior to the date hereof (each a “Warrant”), pursuant to which the Company shall issue certain number of Series A Preference Shares or Series A+ Preference Shares to the Warrant Holders at par value of US$0.0001 per share.

D.                                    The obligations of the Company and certain of the Investors under the Series A+ Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Investors, the Founder and the Company.

E.                                     The parties hereto, representing all of the parties necessary to amend the Prior Agreement, desire to amend and restate the Prior Agreement by entering into this Agreement on terms and conditions set forth herein, which shall amend, restate, supersede and replace in their entirety the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree to amend and restate the Prior Agreement and in lien of the Prior Agreement accept the rights and be bound by the obligations as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

1.1                               “Co-Sale Pro Rata Share” of a Holder shall mean the ratio that (i) the sum of the number of Ordinary Shares then held by such Holder which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of Preference Shares then held by such Holder bears to (ii) the sum of the total number of Ordinary Shares then held by all Holders which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of all outstanding Preference Shares then held by all Holders plus the number of Ordinary Shares then held by the Founder or such Founder’s Permitted Transferee proposing to sell his or her Shares.

1.2                               “First Refusal Pro Rata Share” of a Holder shall mean the ratio that (i) the sum of the number of Ordinary Shares then held by such Holder which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of Preference Shares then held by such Holder bears to (ii) the sum of the total number of Ordinary Shares then held by all Holders which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of all outstanding Preference Shares then held by all Holders.

1.3                               “Holder” shall mean an investor listed on Schedule A hereto holding Preference Shares as of the date hereof together with any Preference Shares sold pursuant to the Series A+ Purchase Agreement and the Warrants; provided, however, that any such investor shall cease to be considered a Holder for purposes of this Agreement at any time such investor and his, her or its affiliates collectively hold fewer than 10,000,000 Preference Shares and Ordinary Shares issued upon conversion of Preference Shares (as adjusted for any share combination, share split, share dividend, recapitalization or the like).

1.4                               “Shares” shall mean the ordinary shares of a par value of US$0.0001 each in the Company (the “Ordinary Shares”) now held or hereafter acquired by the Founder.

2.                                      Right of First Refusal.

2.1                               In the event that the Founder proposes to sell any Shares, the Founder shall give the Company and each Holder a written notice not later than sixty (60) days prior to the consummation of such proposed sale (the “Notice”) of the price, terms and conditions of the proposed sale, including the identity of the proposed purchaser of such Shares and a copy of any written proposal, term sheet, letter of intent or other agreement relating to the proposed sale.  The Company shall have twenty (20) days from the date of the Notice to agree to repurchase all or any portion of such Shares, for the price and upon the terms and conditions specified in the Notice, by giving written notice to the Founder stating therein the quantity of such Shares to be repurchased.  In the event of a conflict between this Agreement and any other agreement between or among the Founder and the Company (other than the memorandum and articles of association of the Company) that contains an independent right in favor of the Company to acquire or repurchase the Shares, the Company and the Founder acknowledge and agree that the terms of this Agreement shall control and compliance with this Section 2.1 shall be deemed to be compliance with such independent right.

2.2                               If the Company does not exercise its right of first refusal with respect to all of the Shares that the Founder proposed to sell in the Notice, each Holder shall have twenty (20) days from the date of the Notice to agree to purchase all of such Holder’s First Refusal Pro Rata Share of such Shares, for the price and upon the terms and conditions specified in the Notice, by giving written notice to the Founder stating therein the quantity of such Shares to be purchased.  If any Holder fails to agree to purchase its full First Refusal Pro Rata Share within such twenty (20) day period, the Founder selling such Shares will give the Holders who did so agree (the “Electing Holders”) notice (the “Second Notice”) of the number of Shares which were not subscribed for.  The Electing Holders shall have ten (10) days from the date of the Second Notice to agree to purchase their respective First Refusal Pro Rata Share of all or any part of the Shares not subscribed for by such other Holders by giving written notice to the Founder.  For purposes of the second election under this Section 2.2, securities held by Holders other than Electing Holders shall be excluded from Section 1.2 for the purpose of calculating an Electing Holder’s “First Refusal Pro Rata Share.”  In the event any Holder timely elects to acquire any of the Shares proposed to be sold by the Founder as specified in the Notice, settlement thereof shall be made in cash within thirty-five (35) days after the date of the Notice; provided that if the terms of payment set forth in the Notice are other than cash against delivery, such Holder shall pay for such Shares on the same terms and conditions set forth in the Notice.

2.3                               Subject to the provisions of Section 3, in the event that Holders fail to exercise in full the right of first refusal within said twenty (20) day period plus the ten (10) day period specified above (collectively, the “Notice Period”), the Founder shall have sixty (60) days thereafter to sell the Shares not elected to be purchased at the price and upon the terms and conditions no more favorable to the purchasers of such Shares than specified in the Notice, it being understood and agreed that (i) any such sale shall be subject to the other terms and restrictions of this Agreement, including without limitation the terms and restrictions set forth in Section 3, and (ii) any future proposed sale by the Founder shall remain subject to the terms and conditions of this Agreement, including this Section 2.  In the event a Founder has not sold the Shares within said sixty (60) day period, the Founder shall not thereafter sell any Shares without first offering such Shares to the Company and the Holders in the manner provided in this Section 2.

3.                                      Co-Sale Right.

3.1                               Notwithstanding anything to the contrary set forth in Section 2.3, the Founder may not sell any Shares which have not been elected to be purchased by the Company or the Holders pursuant to Section 2 until each of the Holders shall have been given the opportunity, exercisable within twenty (20) days from the date of the Notice, to sell to the proposed purchaser or purchasers, upon the same terms and conditions offered to the Founder, up to such Holder’s Co-Sale Pro Rata Share of the Shares proposed to be sold.  To the extent one or more Holders exercise such co-sale right in accordance with the terms and conditions of this Section 3, the number of Shares that the Founder may sell pursuant to the Notice shall be correspondingly reduced.

3.2                               Holders who fail to notify the Founder within twenty (20) days after the Notice shall be deemed to have waived their rights under this Section 3.  Any sale made pursuant to this Section 3 shall be consummated within sixty (60) days of the end of the Notice Period and shall be conditioned upon the agreement of the proposed purchaser or purchasers that such proposed purchaser or purchasers will purchase from each Holder timely electing to participate in such sale pursuant to this Section 3, such Holder’s Co-Sale Pro Rata Share of the Shares proposed to be sold.

3.3                               Each Holder shall effect its participation in the sale by delivering to the Founder for transfer to the prospective purchaser, no later than fifteen (15) days after such Holder’s exercise of his, her or its rights under this Section 3, duly executed instrument(s) of transfer and one or more certificates, which represent:

(i)                                     the number of Ordinary Shares which such Holder elects to sell; or

(ii)                                  that number of Preference Shares that is at such time convertible into the number of Ordinary Shares that such Holder elects to sell; provided, however, that if the prospective purchaser objects to the sale of Preference Shares in lieu of Ordinary Shares, such Holder shall convert such Preference Shares into Ordinary Shares and sell Ordinary Shares as provided above.  The Company agrees to make any such conversion concurrent with and contingent upon the actual sale of such shares to the proposed purchaser (and to make entries in its register of members accordingly).

3.4                               The duly executed instrument(s) of transfer and share certificate or certificates that the Holder delivers to the Founder pursuant to Section 3.3 shall be transferred to the prospective purchaser upon consummation of the sale of the Shares pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to such Holder that portion of the sale proceeds to which such Holder is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Holder exercising its rights of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from such Holder on the same terms and conditions (including the proposed purchase price) as set forth in the Notice.

3.5                               The parties hereby agree that the terms and conditions of any co-sale by a Holder pursuant to this Section 3 will be memorialized in, and governed by, the same written purchase and sale agreement pursuant to which the Founder sells Shares to the proposed purchaser or purchasers or a substantially identical agreement as a condition precedent to any sale or other transfer by the Founder pursuant to this Section 3.

4.                                      Exempt Transfers.

4.1                               The restrictions set forth in Sections 2 and 3 shall not apply in the following cases:

(a)                                 The Founder may sell any Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company;

(b)                                 The Founder may sell or transfer any Shares in connection with the consolidation or merger of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity;

(c)                                  The Founder may transfer without consideration any Shares to its partners or other equity holders; and

(d)                                 The Founder may transfer any Shares for bona fide estate planning purposes;

provided, that in the case of Section 4.1(c), the Founder shall deliver prior written notice to the Holders of such transfer and all Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such transfer deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement (but only with respect to the securities so transferred to the transferee), including the obligations of the Founder with respect to proposed further transfers of any Shares pursuant to Sections 2 and 3.

5.                                      Prohibited Transfers.

5.1                               In the event the Founder should sell any Shares in contravention of the co-sale rights of the Holders under this Agreement (a “Prohibited Transfer”), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such put option.

5.2                               In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Founder, and the Founder shall be obligated to purchase from such Holder, the number of Ordinary Shares equal to the number of shares such Holder would have been entitled to transfer to the purchaser in the Prohibited Transfer under Section 3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof.  Such sale shall be made on the following terms and conditions:

(a)                                 The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid to the Founder in the Prohibited Transfer.

(b)                                 Within ninety (90) days after the later of the dates on which a Holder (i) receives notice of the Prohibited Transfer or (ii) otherwise becomes aware of the Prohibited Transfer, each Holder shall, if exercising the put option created hereby, deliver to the Founder duly executed instrument(s) of transfer and the certificate or certificates representing that number of Ordinary Shares to be sold, or, at the Holder’s option, a certificate or certificates representing that number of Preference Shares that is at such time convertible into the number of Ordinary Shares to be sold.

(c)                                  The Founder shall, upon receipt of the duly executed instrument(s) of transfer and certificate or certificates for the shares to be sold by a Holder pursuant to this Section 5.2, pay the aggregate purchase price therefor, as specified in Section 5.2(a), in cash or by other means acceptable to the Holder.  The Founder shall also reimburse the Holder for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise of such Holder’s rights hereunder.

6.                                      Changes in Share.  If, from time to time during the term of this Agreement,

6.1                               there is a dividend of any security, share split or other change in the character or amount of any of the outstanding securities of the Company, or

6.2                               there is any consolidation or merger immediately following which shareholders of the Company hold more than 50% of the voting equity securities of the surviving corporation, then, in such event, any and all new, substituted or additional securities or other property to which the Founder is entitled by reason of its ownership of the Shares shall be immediately subject to the provisions of this Agreement and be included in the meaning of the term “Shares” for all purposes of this Agreement with the same force and effect as the Shares presently subject to this Agreement.

7.                                      Legends.  All certificates of the Founders representing any Shares subject to the provisions of this Agreement shall have endorsed thereon a legend to substantially the following effect:

“THE RIGHT TO SELL THE SHARES [REPRESENTED BY THIS CERTIFICATE] [REFLECTED ON THIS REGISTER OF MEMBERS] IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, CERTAIN RESTRICTIONS WHICH INCLUDE RIGHT OF FIRST REFUSAL AND CO-SALE RESTRICTIONS ON THE SALE OF THE SHARES, SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, A COPY OF WHICH IS ON FILE AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS.”

At any time at which any Shares are no longer subject to this Agreement, any holder of a certificate representing such Shares may surrender such certificate to the Company for removal of such legend, and the Company shall duly issue a new certificate in replacement thereof without such legend.

8.                                      Transfer of Share.  The Company shall not, without the approval of Holders holding at least two-thirds (2/3) of the sum of the number of outstanding Ordinary Shares then held by all Holders which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of all outstanding Preference Shares then held by all Holders:  (i) permit any transfer on its books of any Shares which shall have been sold in violation of any of the provisions set forth in this Agreement or (ii) treat as the owner of such Shares, or accord the right to vote as an owner or pay dividends to any transferee to whom such Shares shall have been sold in violation of any of the provisions set forth in this Agreement.

9.                                      Termination.  This Agreement shall terminate upon the earlier to occur of:

9.1                               an agreement in writing signed by (i) the Company and (ii) Holders holding at least two-thirds (2/3) of the sum of the number of outstanding Ordinary Shares then held by all Holders which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of all outstanding Preference Shares then held by all Holders;

9.2                               the closing date of the initial underwritten public offering of the Company’s securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its share option, share purchase or similar plan or a SEC Rule 145 transaction);

9.3                               at such time as the Company is required to file reports pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended;

9.4                               the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity;

9.5                               the liquidation, dissolution or winding up of the business operations of the Company; and

9.6                               the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

10.                               Successors Bound.  Any successor or permitted assignee of the Founder, including any prospective transferee who purchases any Shares in accordance with the terms hereof, shall deliver to the Company and the Holders, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm its agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

11.                               Amendment and Waiver.  Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Founders and the holders of at least two-thirds (2/3) of the sum of the number of outstanding Ordinary Shares then held by all Holders which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of all outstanding Preference Shares then held by all Holders.  Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Company, each Holder, the Founder and each holder of Preference Shares and Ordinary Shares issued upon conversion thereof to whom the rights under this Agreement have been assigned.

12.                               Additional Series A+ Investors and Warrant Holder.  Upon the sale of Additional Series A+ Shares to Additional Series A+ Investors in accordance with the Series A+ Purchase Agreement or the exercise of a Warrant by a Warrant Holder, the Company, without prior action on the part of any Investor, shall require each Additional Series A+ Investor and Warrant Holder to execute and deliver this Agreement.  Each such Additional Series A+ Investor and Warrant Holder, upon execution and delivery of this Agreement by the Company and such Additional Series A+ Investor and Warrant Holder, shall be deemed an Investor hereunder and Schedule A shall be updated to reflect the same.

13.                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.                               Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Santa Clara County, California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

15.                               Specific Performance.  Each party hereto agrees that its obligations hereunder are necessary and reasonable in order to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages or posting bond.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

16.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.                               Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a business day, or on the next business day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile or electronic mail shall promptly attempt to confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given below, or designate additional addresses, for purposes of this Section 17 by giving the other party written notice of the new address in the manner set forth above.

18.                               Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

19.                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

20.                               Ownership.  The Founder represents and warrants that it is the sole legal and beneficial owner of the Shares subject to this Agreement and that no other person or entity has any interest in such Shares.

21.                               Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

*                                         *                                         *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CLOUDMINDS INC.

By:	/s/Xiao-Qing Huang

Name:	Xiao-Qing Huang

Title:	Chief Executive Officer

Address:

Facsimile:

Electronic Mail:

FOUNDER:

THE 2000 HUANG FAMILY LIMITED PARTNERSHIP

By:	/s/Xiao-Qing Huang

Name:	Xiao-Qing Huang

Title:	General Partner

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

SoftBank Group Capital Limited (f/k/a SoftBank Group International Limited)

By:	/s/Jonathan Bullock

Name:	Jonathan Bullock

Title:	Director

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

KIT Mobility Limited

By:	/s/Wenbiao Li

Name:	Wenbiao Li

Title:	Director

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Keytone Ventures II, L.P.
a Cayman Islands exempted limited partnership

By:	Keytone Capital Partners II, L.P.,
a Cayman Islands exempted limited partnership
Its: General Partner

By:	Keytone Investment Group II, Ltd.,
a Cayman Islands exempted company

By:	/s/Joe Zhou

Name:	Joe Zhou

Title:	Director

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Icreate Investments Limited

By:	/s/Yu Huang, Chiu-lian

Name:	Yu Huang, Chiu-lian

Title:	Director

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Great Sign Investments Limited

By:	/s/Pan Li-Chong

Name:	Pan Li-Chong

Title:	Director

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Mike Li

By:	/s/Mike Li

Name:	Mike Li

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Harbour Express Limited

By:	/s/Zhao John Huan

Name:	Zhao John Huan

Title:	Director

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

The JV Trust dtd 9/27/2002 c/o Sharon Juang UBS Financial Services Inc.

By:	/s/Ken Xie

Name:	Ken Xie

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Franchael Holding Ltd.

By:	/s/Frank Jiang

Name:	Frank Jiang

Title:	Director

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Lee Family Trust

By:	/s/James LEE

Name:	James LEE

Title:	Owner

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Ivan Lee

By:	/s/Ivan Lee

Name:	Ivan Lee

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Estopia LLC

By:	/s/Wei Li

Name:	Wei Li

Title:	General Partner

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Sutardja Ventures LLC

By:	/s/Wei Li

Name:	Wei Li

Title:	General Partner

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Xiaoyan Wu

By:	/s/Xiaoyan Wu

Name:	Xiaoyan Wu

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Surfmax Investments LLC

By:	/s/George Lu

Name:	George Lu

Title:	President

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Yihong Qi

By:	/s/Yihong Qi

Name:	Yihong Qi

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Jenny Ye

By:	/s/Jenny Ye

Name:	Jenny Ye

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Robert Chen

By:	/s/Robert Chen

Name:	Robert Chen

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Lucky Star Ltd.

By:	/s/Lucy Lu

Name:	Lucy Lu

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Haitao Jiang (江海涛)

By:	/s/Haitao Jiang (江海涛)

Name:	Haitao Jiang (江海涛)

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Bing Wang (汪兵)

By:	/s/Bing Wang (汪兵)

Name:	Bing Wang (汪兵)

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Guanghua Yang (杨光华)

By:	/s/Guanghua Yang (杨光华)

Name:	Guanghua Yang (杨光华)

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Fenwick & West LLP

By:	/s/Eva Wang

Name:	Eva Wang

Title:	Partner

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Jiang Tao

By:	/s/Jiang Tao

Name:	Jiang Tao

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Launcher International Holdings Co. Ltd.

By:	/s/Shun Yau Kei

Name:	Shun Yau Kei

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Venusense Investment Limited

By:	/s/Feng Jing Du

Name:	Feng Jing Du

Title:

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Wisdom Gem Capital Management Limited

By:	/s/YU HUINAN

Name:	YU HUINAN

Title:	Director

Address:

Facsimile:

Electronic Mail:

SIGNATURE PAGE TO THE

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SCHEDULE A

SCHEDULE OF INVESTORS

Investors Name

SoftBank Group Capital Limited (f/k/a SoftBank Group International Limited)

KIT Mobility Limited

Keytone Ventures II, L.P.

Icreate Investments Limited

Great Sign Investments Limited

Mike Li

Harbour Express Limited

The JV Trust dtd 9/27/2002 c/o Sharon Juang UBS Financial Services Inc.

Franchael Holding Ltd.

Lee Family Trust

Ivan Lee

Estopia LLC

Sutardja Ventures LLC

Xiaoyan Wu

Surfmax Investments LLC

Yihong Qi

Jenny Ye

Robert Chen

Lucky Star Ltd.

Haitao Jiang (江海涛)

Bing Wang (汪兵)

Guanghua Yang (杨光华)

Fenwick & West LLP

Jiang Tao

Launcher International Holdings Co. Ltd.

Venusense Investment Limited

Wisdom Gem Capital Management Limited